   As filed with the Securities and Exchange Commission on September 1, 2000

                                                   Registration No. 333-45008-99
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    NQL INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                     33-0887356
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704
               (Address of Principal Executive Offices) (Zip Code)

         ALPHA MICROSYSTEMS 1998 STOCK OPTION AND AWARD PLAN, AS AMENDED
                            (Full title of the plan)


                        NATIONAL REGISTERED AGENTS, INC.
                            9 EAST LOOCKERMAN STREET
                                    SUITE 1B
                              DOVER, DELAWARE 19901
                     (Name and address of agent for service)

                                 (800) 767-1553
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            GREGORY W. PRESTON, ESQ.
                            MATTHEW A. SUMROW, ESQ.
                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                           1900 MAIN STREET, 5TH FLOOR
                          IRVINE, CALIFORNIA 92614-7321
                                 (949) 553-1313

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
 Title of Securities    Amount to be       Proposed maximum      Proposed maximum aggregate     Amount of
  to be registered       registered     offering price per unit        offering price        registration fee
---------------------------------------------------------------------------------------------------------------
    See below(1)
         N/A               N/A(1)                N/A(1)                     N/A(1)                 N/A(1)
---------------------------------------------------------------------------------------------------------------

(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration No. 333-45008.

The Exhibit Index for this Post-Effective Amendment follows the signature page.

================================================================================

                                    NQL INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-45008, the "Registration Statement"), which Registration Statement accounted for the registration of an additional 700,000 shares of Registrant's common stock under the 1998 Stock Option and Award Plan, as amended, is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by NQL Inc., a Delaware corporation (the "Registrant"), which is the successor to Alpha Microsystems, a California corporation ("AM California"), following a statutory merger effective on September 1, 2000 (the "Merger") for the purpose of changing AM California's state of incorporation. Prior to the Merger, Registrant had no assets or liabilities other than nominal assets or liabilities. In connection with the merger, Registrant succeeded by operation of law to all of the assets and liabilities of AM California. The Merger was approved by the shareholders of AM California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, Registrant, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents originally filed by AM California with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference and made a part hereof:

         1. Registration Statement on Form S-8 filed on September 1, 2000, File No. 333-45008;

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed by AM California; Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (as amended by form 10-Q/A filed on August 18, 2000) filed by AM California;

         3. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended by Form 10-K/A filed on April 28, 2000) filed by AM California; and

         4. Current Report on Form 8-K dated January 14, 2000; Current Report on Form 8-K dated February 15, 2000 (as amended by Form 8-K/A on March 13, 2000), Current Report on Form 8-K dated April 3, 2000 and Current Report on Form 8-K dated September 1, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.



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
ITEM 4. DESCRIPTION OF SECURITIES.

         The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock of the Registrant subject to issuance pursuant to the Registrant's Plan, have been passed upon by Allen Matkins Leck Gamble & Mallory LLP, 1900 Main Street, Fifth Floor, Irvine, California 92614.

         Marvin E. Garrett, a partner in the law firm of Allen Matkins Leck Gamble & Mallory LLP, beneficially owns 32,000 shares of the Registrant's Common Stock

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article EIGHTH ("Article EIGHTH") of the Registrant's Restated Certificate of Incorporation provides that directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be thereafter amended. Article EIGHTH also provides that any amendment, modification or repeal of such provision shall not adversely affect any right or protection of a director of the Registrant thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful. Subsection
(b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the



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
defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 of the DGCL empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

         The Bylaws of the Registrant provide that the Registrant is required to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the foregoing, the Registrant is required to indemnify a person in connection with a proceeding (or a part thereof) initiated by such person only if the proceeding (or party thereof) was authorized by the Board of Directors of the Registrant.

         The Registrant has entered, or plans to enter, into indemnification agreements with certain of its directors and officers. The indemnification agreements, among other things, require the Registrant to indemnify such officers and directors to the fullest extent permitted by Delaware law, and to advance to such directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant is also required to indemnify and to advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See the attached Exhibit Index that follows the signature page.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



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
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) in this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 28th day of August, 2000.

                                       NQL Inc.
                                       (a Delaware corporation)


                                       By: /s/ DOUGLAS J. TULLIO
                                           -----------------------------------
                                           Douglas J. Tullio
                                           President and Chief Executive
                                           Officer


                                POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints Douglas J. Tullio and Robert O. Riiska, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                      TITLE                                 DATE
/s/ DOUGLAS J. TULLIO                       President and Chief Executive Officer         August 28, 2000
----------------------------------                (Principal Executive Officer)
    Douglas J. Tullio


/s/ ROBERT O. RIISKA                              Chief Financial Officer                 August 24, 2000
----------------------------------      (Principal Financial and Accounting Officer)
    Robert O. Riiska


/s/ BENJAMIN P. GIESS                                    Director                         August 28, 2000
----------------------------------
    Benjamin P. Giess


/s/ ROCKELL N. HANKIN                                    Director                         August 24, 2000
----------------------------------
    Rockell N. Hankin


/s/ RICHARD E. MAHMARIAN                                 Director                         August 24, 2000
----------------------------------
    Richard E. Mahmarian


/s/ CLARKE E. REYNOLDS                                   Director                         August 28, 2000
----------------------------------
    Clarke E. Reynolds


/s/ TRACEY L. RUDD                                       Director                         August 28, 2000
----------------------------------
    Tracey L. Rudd


/s/ SAM YAU                                              Director                         August 28, 2000
----------------------------------
    Sam Yau

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
                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
 4.1     Restated Certificate of Incorporation of NQL Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of
         Registrant dated September 1, 2000)

 4.2     Certificate of Designations of Rights and Preferences of Class A1
         Cumulative, Redeemable and Exchangeable Preferred Stock, Class A2
         Cumulative, Redeemable and Exchangeable Preferred Stock, Class B1
         Cumulative, Redeemable and Exchangeable Preferred Stock, Class C1
         Cumulative, Redeemable and Exchangeable Preferred Stock, Class D
         Cumulative, Redeemable and Exchangeable Preferred Stock, Class E
         Cumulative, Redeemable and Exchangeable Preferred Stock, and Voting
         Preferred Stock of NQL Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Registrant dated September 1,
         2000)

 4.3     Amended and Restated Bylaws of NQL Inc. (incorporated by reference to
         Exhibit 3.3 to the Current Report on Form 8-K of Registrant dated
         September 1, 2000)

 5       Opinion of Allen Matkins Leck Gamble & Mallory LLP

10       Alpha Microsystems 1998 Stock Option and Award Plan, as amended*

23.1     Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of
         Exhibit 5 hereto)

23.2     Consent of Ernst & Young LLP

24       Power of Attorney (included at page 6 of the Registration Statement)

-------------------------------------------
*Previously filed with the Registration Statement on September 1, 2000.



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